EXHIBIT 23




CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 333-76433 of General Motors Corporation on Form S-8 of our report dated June 8, 2001 appearing in this Annual Report on Form 11-K of The GMAC Mortgage Group Savings Incentive Plan for the year ended December 31, 2000.



/s/  DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan

June 27, 2001
















































                                     - 24 -